EXHIBIT 10.1

FIFTH AMENDMENT

TO THE

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT (the “Amendment”) dated as of April 28, 2003, is executed by and among IMCO Recycling Inc., a Delaware corporation (“Borrower”), the Subsidiary Guarantors party to the Credit Agreement (hereinafter defined), the Lenders party to the Credit Agreement and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank, successor by merger to Chase Bank of Texas, National Association) in its capacity as Administrative Agent under the Credit Agreement (in such capacity, “Administrative Agent”).

RECITALS

A.	Borrower, Subsidiary Guarantors, Lenders and Administrative Agent are parties to that certain Second Amended and Restated Credit Agreement, dated as of October 25, 1999, as amended by that certain First Amendment to the Second Amended and Restated Credit Agreement dated as of January 5, 2000, as further amended by that certain Second Amendment to the Second Amended and Restated Credit Agreement dated as of October 20, 2000, as further amended by that certain Third Amendment to the Second Amended and Restated Credit Agreement dated as of October 26, 2001, and as further amended by that certain Fourth Amendment to the Second Amended and Restated Credit Agreement dated as of April 26, 2002 (the “Credit Agreement”).

B.	Borrower, Subsidiary Guarantors, Lenders and Administrative Agent desire to amend the Credit Agreement in accordance with the terms hereinafter set forth pursuant to the amendment procedures specified in Section 12.04 of the Credit Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

Definitions

1.1    Defined Terms.    All capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to such terms in the Credit Agreement.

ARTICLE II

Amendments

2.1    Commitment Reduction; Amendment of Annex A.    The amount of the Revolving Credit Commitments is hereby reduced to $150,000,000 and the respective Revolving Credit Commitment of each Lender is reduced accordingly as reflected in Annex A to the Credit Agreement as amended hereby. Accordingly, Annex A to the Credit Agreement is hereby amended to read in its entirety as set forth in Annex A hereto.

2.2    Amendment to Defined Terms.    The following definitions set forth in Section 1.01 of the Credit Agreement are hereby amended to read in their respective entireties as follows:

“Applicable Margin” shall mean, during each period specified below, the percentage per annum specified for such period below:

PERIOD	ALTERNATE BASE RATE LOANS	LIBOR LOANS
From and including April 28, 2003 to and including September 30, 2003	2.00%	3.50%
After September 30, 2003	2.50%	4.00%

“Applicable Revolving Credit Commitment Fee Percentage” shall mean 0.75% per annum.

“Measurement Period” shall mean (a) for purposes of the covenant set forth in Section 9.11(g), the applicable period specified therein, and (b) for all other purposes, the most recent four (4) full fiscal quarters of Borrower for which financial statements have been provided pursuant to Section 9.01.

“Revolving Credit Commitments” shall mean the aggregate sum of the Revolving Credit Commitment of all of the Lenders. The aggregate principal amount of the Revolving Credit Commitments as of April 28, 2003 is $150,000,000.

2.3    Amendment to Section 2.05.    Section 2.05 of the Credit Agreement is hereby amended to add the following clause (d) to the end thereof, which clause (d) shall read in its entirety as follows:

(d)    If the Revolving Credit Commitment of each Lender has not been terminated and all Obligations paid and satisfied in full on or before October 6, 2003, Borrower shall pay to the Administrative Agent for the account of each Lender a contingency fee in an amount equal to such Lender’s Revolving Credit Commitment multiplied by 0.40%, which fee shall be due and payable on October 6, 2003.

2.4    Financial Statements.    Section 9.01(a) of the Credit Agreement is hereby amended to read in its entirety as follows:

(a)    (i)    as soon as available and in any event within 45 days after the end of each of the first three quarterly fiscal periods of each fiscal year, unaudited consolidated statements of income and cash flow and consolidating statements of income of (1) Borrower and its Consolidated Subsidiaries, (2) Borrower and the Restricted Subsidiaries, and (3) all of the Unrestricted Subsidiaries, for such period and for the period from the beginning of the respective fiscal year to the end of such period, the related consolidated and consolidating balance sheets of (A) Borrower and its Consolidated Subsidiaries, (B) Borrower and the Restricted Subsidiaries, and (C) all of the Unrestricted Subsidiaries, as at the end of such period, setting forth in each case (other than consolidating statements) in comparative form the corresponding consolidated statement of income for the corresponding period in the preceding fiscal year, accompanied by a certificate of a senior financial officer of Borrower, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of Borrower and its Consolidated Subsidiaries and such consolidating financial statements fairly present the non-consolidated financial condition and results of operations of the Borrower and each of its Consolidated Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments); and

(ii)    as soon as available and in any event within 30 days after the end of each calendar month, unaudited consolidated statements of income and cash flow and consolidating statements of income of (1) Borrower and its Consolidated Subsidiaries, (2) Borrower and the Restricted Subsidiaries, and (3) all of the Unrestricted Subsidiaries, for such period and for the period from the beginning of the respective fiscal year to the end of such period, the related consolidated and consolidating balance sheets of (A) Borrower and its Consolidated Subsidiaries, (B) Borrower and the Restricted Subsidiaries, and (C) all of the Unrestricted Subsidiaries, as at the end of such period, accompanied by a certificate of a senior financial officer of Borrower, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of Borrower and its Consolidated Subsidiaries and such consolidating financial statements fairly present the non-consolidated financial condition and results of operations of the Borrower and each of its Consolidated Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

2.5    Compliance Certificates.    Clause (ii) of the next to last sentence of Section 9.01 of the Credit Agreement is hereby amended to read as follows:

(ii)    setting forth in reasonable detail the computations necessary to determine whether Borrower is in compliance with Sections 9.07, 9.08, 9.09, 9.10 and 9.11 as of the end of the respective month (for Section 9.11(g) only), quarterly fiscal period or fiscal year.

2.6    Officer’s Certificates.    Section 9.01 of the Credit Agreement is hereby further amended to delete the word “and” appearing at the end of clause (k), to add the following new clauses (l) and (m), and to reletter the existing clause (l) as clause (n), which new clauses (l) and (m) shall read in their entirety, as follows:

(l)    on or before June 2, 2003, an Officers’ Certificate confirming Borrower’s engagement of a financial advisory firm of recognized national standing reasonably satisfactory to the Administrative Agent to effect a total refinancing of the Obligations and termination of the Revolving Credit Commitments;

(m)    on or before June 30, 2003, either (a) a copy of an executed, binding agreement with a Person, other than Borrower or any Subsidiary or Affiliate of Borrower, for a substantial transaction that would result in a total refinancing of the Obligations and termination of the Revolving Credit Commitments, or (b) evidence satisfactory to the Administrative Agent of progress in effecting a total refinancing of the Obligations and termination of the Revolving Credit Commitments pursuant to a credit facility that is not related to, conditioned upon, or for the purpose of financing any contemplated substantial transaction or any other transaction other than the refinancing of the Obligations and termination of the Revolving Credit Commitments, which evidence shall include a final offering memorandum or an information memorandum and summary of terms and conditions (as applicable), an execution timetable allowing for a closing prior to October 6, 2003, and such other items as reasonably requested by the Administrative Agent or the Majority Lenders.

2.7    Amendment to Section 9.11.    Subsections (b) and (d) of Section 9.11 of the Credit Agreement are hereby each amended to read as follows, respectively, and Section 9.11 of the Credit Agreement is further amended to add subsection (g) to the end thereof, which subsections (b), (d) and (g) shall read in their respective entireties as follows:

(b)    Minimum Interest Coverage Ratio.    Borrower shall not permit the Interest Coverage Ratio for each Measurement Period specified below to be less than the ratio set forth opposite such Measurement Period in the table below:

MEASUREMENT PERIOD ENDING	RATIO
3/31/2003	2.70:1.0
6/30/2003	2.25:1.0
9/30/2003	2.00:1.0

(d)    Leverage Ratio.    Borrower shall not permit the Leverage Ratio for each Measurement Period specified below to exceed the ratio set forth opposite such Measurement Period in the table below:

MEASUREMENT PERIOD ENDING	RATIO
3/31/2003	4.00:1.0
6/30/2003	4.20:1.0
9/30/2003	4.50:1.0

(g)    Minimum EBITDA.    Borrower shall not permit Consolidated EBITDA for each period specified below to be less than the amount set forth opposite such period in the table below:

PERIOD	MINIMUM EBITDA AMOUNT
Two-month period ending May 31, 2003	$5,800,000
Three-month period ending June 30, 2003	$8,800,000
Four-month period ending July 31,2003	$11,400,000
Five-month period ending August 31, 2003	$15,300,000
Six-month period ending September 30, 2003	$19,300,000
Seven-month period ending October 31, 2003	$23,000,000
Eight-month period ending November 30, 2003	$26,400,000

ARTICLE III

Conditions Precedent

3.1    Conditions.    The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

(a)    Amendment Fee.    Borrower shall have paid to the Administrative Agent, for the account of each Lender that executes and delivers this Amendment on or before April 28, 2003, an amendment fee in an amount equal to the Revolving Credit Commitment of each such Lender (as reduced by this Amendment) multiplied by 0.30%.

(b)    Representations and Warranties.    The representations and warranties contained herein and in all other Basic Documents, as amended hereby, shall be true and correct as of the date hereof as if made on the date hereof (except for those representations and warranties specifically made as of a particular date or dates, in which case such representations and warranties shall remain true and correct with respect to the particular date or dates referred to).

(c)    No Default.    No Default or Event of Default shall have occurred and be continuing.

(d)    Corporate Matters.    All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments, and other legal matters incident thereto shall be satisfactory to the Administrative Agent and its legal counsel, Locke Liddell & Sapp LLP.

(e)    Additional Documentation.    The Administrative Agent shall have received such additional approvals, opinions, or documents as the Administrative Agent or its legal counsel, Locke Liddell & Sapp LLP, may reasonably request.

(f)    Fees, Costs and Expenses.    Borrower shall have paid any and all fees, costs and expenses payable pursuant to the Credit Agreement or any fee letter or agreement entered into by such parties.

ARTICLE IV

Ratifications, Representations and Warranties

4.1    Ratifications.    The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the other Basic Documents are ratified and confirmed and shall continue in full force and effect. The Obligors agree that the Credit Agreement, as amended hereby, and the other Basic Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms. The Obligors ratify and confirm that all guaranties, assurances and Liens granted, conveyed or assigned to Administrative Agent under the Basic Documents (as they may have been renewed, extended and amended) are not released, reduced or otherwise adversely affected by this Amendment and continue to guarantee, assure and secure full payment and performance of the present and future Obligations, and agree to perform such acts and duly authorize, execute, acknowledge, deliver, file and record such additional documents and certificates as Administrative Agent may reasonably request in order to create, perfect, preserve and protect those guaranties, assurances and Liens.

4.2    Representations and Warranties.    Each Obligor hereby represents and warrants to the Administrative Agent and the Lenders that (a) the execution, delivery, and performance by the Obligors of this Amendment and compliance with the terms and provisions hereof have been duly authorized by all requisite action on the part of each such Person and do not and will not violate or conflict with, or result in a breach of, or require any consent under (i) the articles of incorporation, certificate of incorporation, bylaws, partnership agreement, regulations or other organizational documents of any such Person, (ii) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority, or (iii) any material agreement or instrument to which any such Person is a party or by which any of them or any of their property is bound or subject, (b) the representations and warranties contained in the Credit Agreement, as amended hereby, and any other Basic Document are true and correct on and as of the date hereof as though made on and as of the date hereof (except for those representations and warranties specifically made as of a particular date or dates, in which case such representations and warranties shall remain true and correct with respect to the particular date or dates referred to), and (c) no Default or Event of Default has occurred and is continuing.

ARTICLE V

Miscellaneous

5.1    Survival of Representations and Warranties.    All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment, and no investigation by the Administrative Agent or any Lender or any closing shall affect the representations and warranties or the right of the Administrative Agent or any Lender to rely upon them.

5.2    Reference to Credit Agreement.    Each of the Basic Documents, including the Credit Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference in such Basic Documents to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

5.3    Expenses of the Administrative Agent.    Borrower agrees to pay on demand all costs and expenses incurred by the Administrative Agent in connection with the preparation, negotiation, and execution of this Amendment and any and all amendments, modifications, and supplements thereto, including without limitation the costs and fees of the Administrative Agent’s legal counsel, and all costs and expenses incurred by the Administrative Agent in connection with the enforcement or preservation of any rights under the Credit Agreement, as amended hereby, or any other Basic Document, including without limitation the costs and fees of the Administrative Agent’s legal counsel.

5.4    Severability.    Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

5.5    APPLICABLE LAW.    THIS AMENDMENT SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN DALLAS, DALLAS COUNTY, TEXAS AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

5.6    Successors and Assigns.    This Amendment is binding upon and shall inure to the benefit of the Obligors, Lenders, the Syndication Agent, the Documentation Agent, the Administrative Agent and their respective successors and assigns, except Obligors shall not assign or transfer any of their respective rights or obligations hereunder without the prior written consent of the Administrative Agent.

5.7    Counterparts.    This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. This Amendment shall not be effective unless and until the Administrative Agent, the Lenders which constitute “Majority Lenders” as defined in the Credit Agreement and the Obligors have each executed and delivered a counterpart hereof and all conditions to the effectiveness hereof have been satisfied in full, whereupon this Amendment shall become a binding agreement, enforceable in accordance with its terms and the amendments effectuated hereby shall become effective as of the date first above written.

5.8    Headings.    The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

5.9    Release of Claims.    The Obligors each hereby acknowledge and agree that none of them has any and there are no claims or offsets against or defenses or counterclaims to the terms and provisions of or the obligations of any Obligor created or evidenced by the Credit Agreement or any of the other Basic Documents, and to the extent any such claims, offsets, defenses or counterclaims exist, each Obligor hereby waives, and hereby releases the Administrative Agent, the Syndication Agent, the Documentation Agent and each of the Lenders from, any and all claims, offsets, defenses and counterclaims, whether known or unknown, such waiver and release being with full knowledge and understanding of the circumstances and effects of such waiver and release and after having consulted legal counsel with respect thereto.

5.10    ENTIRE AGREEMENT.    THIS AMENDMENT, THE OTHER BASIC DOCUMENTS AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

EXECUTED as of the date first written above.

OBLIGORS: IMCO RECYCLING INC.

By:
Name: James B. Walburg Title: Senior Vice President

IMCO INVESTMENT COMPANY

IMCO RECYCLING OF INDIANA INC.

IMCO ENERGY CORP.

IMCO RECYCLING OF ILLINOIS INC.

ALCHEM ALUMINUM, INC.

IMCO RECYCLING OF MICHIGAN, L.L.C.

PITTSBURG ALUMINUM, INC.

INTERAMERICAN ZINC, INC.

IMCO RECYCLING OF CALIFORNIA, INC.

IMCO INTERNATIONAL, INC.

IMCO RECYCLING OF OHIO INC.

IMSAMET, INC.

IMCO RECYCLING OF IDAHO INC.

IMCO RECYCLING OF UTAH INC.

ROCK CREEK ALUMINUM, INC.

U.S. ZINC CORPORATION

GULF REDUCTION CORPORATION

MIDWEST ZINC CORPORATION

WESTERN ZINC CORPORATION

METALCHEM, INC.

U.S. ZINC EXPORT CORPORATION

ALCHEM ALUMINUM SHELBYVILLE INC.

INDIANA ALUMINUM INC.

IMCO RECYCLING SERVICES COMPANY

IMCO OPERATIONS SERVICES COMPANY

By:
Name: James B. Walburg Title: Vice President of each of the above-named entities

IMCO INDIANA PARTNERSHIP L.P.

By     IMCO Energy Corp., its General Partner

By:
Name: James B. Walburg Title: Vice President

IMCO MANAGEMENT PARTNERSHIP, L.P.

By     IMCO Recycling Inc., its General Partner

By:
Name: James B. Walburg Title: Senior Vice President
LENDERS: JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank, successor by merger to Chase Bank of Texas, National Association), as Administrative Agent and a Lender

By:
Name: Title:

BANC OF AMERICA STRATEGIC SOLUTIONS, INC.

(assignee of Bank of America, N.A.),

as Syndication Agent and a Lender

By:
Name: Title:

MERRILL LYNCH CAPITAL CORPORATION

as a Lender

By:
Name: Title:

BANK OF TOKYO-MITSUBISHI, LTD.,

as a Lender

By:
Name: Title:

By:
Name: Title:

BANK ONE, NA (formerly known as The First

National Bank of Chicago) (Main Office Chicago),

as a Lender

By:
Name: Title:

PNC BANK, NATIONAL ASSOCIATION,

as Documentation Agent and a Lender

By:
Name: Title:

DZ BANK AG DEUTSCHE ZENTRAL-

GENOSSENSCHAFTSBANK, FRANKURT AM

MAIN (formerly DG BANK DEUTSCHE

GENOSSENSCHAFTSBANK AG), as a Lender

By:
Name: Title:

By:
Name: Title:

AMSOUTH BANK (including as successor in

interest by merger to First American National

Bank), as a Lender

By:
Name: Title:

NATIONAL CITY BANK, as a Lender

By:
Name: Title:

COMERICA BANK, as a Lender

By:
Name: Title:

WELLS FARGO BANK TEXAS, NATIONAL

ASSOCIATION, as a Lender

By:
Name: Title:

BANK HAPOALIM B.M., NEW YORK

BRANCH, as a Lender

By:
Name: Title:

By:
Name: Title:

ANNEX A

REVOLVING CREDIT COMMITMENTS

INSTITUTION	REVOLVING CREDIT COMMITMENT
JPMorgan Chase Bank	$18,000,000
Banc of America Strategic Solutions, Inc.	$18,000,000
PNC Bank, National Association	$18,000,000
Bank One, NA	$15,000,000
Wells Fargo Bank Texas, National Association	$15,000,000
Comerica Bank	$15,000,000
AmSouth Bank	$12,600,000
Bank of Tokyo–Mitsubishi, Ltd.	$9,000,000
DG Bank Deutsche Genossenschaftsbank, AG	$9,000,000
National City Bank	$9,000,000
Merrill Lynch Capital Corporation	$6,000,000
Bank Hapoalim, San Francisco Branch	$5,400,000
TOTAL	$150,000,000